                                AMENDED AND RESTATED
                                STOCK OPTION PLAN OF
                        TITAN INFORMATION SYSTEMS CORPORATION


          1. PURPOSE OF PLAN. Under this Stock Option Plan (the "Plan") of Titan Information Systems Corporation (the "Company") options may be granted to eligible individuals to purchase shares of the Company's capital stock. The Plan is designed to enable the Company and its subsidiaries to attract, retain and motivate their employees and certain other persons with whom the Company maintains a business relationship by providing for or increasing the proprietary interests of such individuals in the Company. The Plan provides for options which qualify as incentive stock options ("Incentive Options") under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options which do not so qualify.

          2. STOCK SUBJECT TO PLAN. The maximum number of shares of stock for which options granted hereunder may be exercised shall be 2,000,000 shares of the Common Stock, $.001 par value, of the Company, subject to the adjustments provided for in Sections 7 and 12. Shares of stock subject to the unexercised portions of any options granted under this Plan which expire or terminate or are canceled may again be subject to options under the Plan.

          3. ELIGIBILITY. The individuals eligible to be considered for the grant of options hereunder are any persons regularly employed by the Company or a subsidiary of the Company on a salaried basis and any other person maintaining a business relationship with the Company, or a subsidiary of the Company.

          4. INCENTIVE STOCK OPTION LIMITATIONS. The aggregate fair market value of the stock for which Incentive Options granted to any one eligible employee under this Plan and under all stock option plans of the Company, its parents and subsidiaries, may by their terms first become exercisable during any calendar year shall not exceed $100,000, determining fair market value of the stock subject to any option as of the time the respective option is granted.
The provisions of the foregoing sentence are intended to satisfy the requirements of Section 422A(d) of the Code and shall be construed accordingly.

          5. MINIMUM EXERCISE PRICE. The exercise price for each option granted hereunder shall be not less than 90% of the fair market value of the stock at the date of the grant of the option. The fair market value of Company stock shall be established by the Company's board of directors acting in good faith.

          6. NONTRANSFERABILITY. Any option granted under this Plan shall by its terms be nontransferable by the optionee other than by will or the laws of descent and distribution and is exercisable during the optionee's lifetime only by him or by his guardian or legal representative.

          7. ADJUSTMENTS. If the outstanding shares of stock of the class then subject to this Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which options may thereafter be granted under this Plan and for which options then outstanding under this Plan may thereafter be exercised. Any such adjustment in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such options.

          8. MAXIMUM OPTION TERM. No option granted under this Plan may be exercised in whole or in part more than ten years after its date of grant.

          9. PLAN DURATION. Options may not be granted under this Plan more than ten years after the date of the adoption of this Plan, or of stockholder approval thereof, whichever is earlier.

          10. PAYMENT. Payment for stock purchased under any exercise of an option granted under this Plan shall be made in full in cash concurrently with such exercise, except that, if and to the extent the instrument evidencing the option so provides and if the Company is not then prohibited from purchasing or acquiring shares of such stock, such payment may be made in whole or in part with shares of the same class of stock as that then subject to the option, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the fair market value of the stock (determined in a manner specified in the instrument evidencing the option) on the day preceding the date of exercise.

          11. ADMINISTRATION. The Plan shall be administered by the Company's Board of Directors (the "Board") or, in the discretion of the Board, by a committee (the "Committee") of members of the Board.

          The interpretation and construction by the Committee of any term or provision of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board in which event such determination by the Board shall be final. The Committee may from time to time adopt rules and regulations for carrying out this Plan and, subject to the provisions of this Plan, may prescribe the form or forms of the instruments evidencing any option granted under this Plan.

          Subject to the provisions of this Plan, the Board or, by delegation from the Board, the Committee shall have full and final authority in its discretion to select the individuals to be granted options, to grant such options and to determine the number of shares to be subject thereto, the exercise prices, the terms of exercise, expiration dates and other pertinent provisions thereof.

          12. CORPORATE REORGANIZATIONS. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to another corporation or person, the Plan shall terminate, and all options theretofore granted hereunder shall terminate, unless provision be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of options theretofore granted, or the substitution for such options of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided. If the Plan and unexercised options shall terminate pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of their options, including the portions thereof which would, but for this section entitled "Corporate Reorganizations," not yet be exercisable.

          13. RESTRICTED STOCK. If the instrument evidencing the option so provides, shares of stock issued on exercise of an option granted under this Plan may upon issuance be subject to the following restrictions (and, as used herein, "restricted stock" means shares issued on exercise of options granted under this Plan which are still subject to restrictions imposed under this
Section 13 that have not yet expired or terminated):

                    (a) shares of restricted stock may not be sold or otherwise transferred or hypothecated:

                    (b) if the employment or business relationship of the holder of shares of restricted stock with the Company or a subsidiary is terminated for any reason other than his death, normal or early retirement in accordance with his employer's established retirement policies or practices, or total disability, the Company (or any subsidiary designated by it) shall have the option for ninety (90) days after such termination of employment or business relationship to purchase for cash all or any part of his restricted stock at the fair market value of the restricted stock on the date of such termination of employment or business relationship (determined in a manner specified in the instrument evidencing the option); and

               (c) as to the shares of stock affected thereby, any additional restrictions that may be imposed on particular shares of restricted stock as specified in the instrument evidencing the option.

          The restrictions imposed under this Section 13 shall apply as well to all shares or other securities issued in respect of restricted stock in connection with any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spin-off, split-off, merger, consolidation or reorganization, but such restrictions shall expire or terminate at such time or times as shall be specified therefor in the instrument evidencing the option which provided for the restrictions.

          14. AMENDMENT AND TERMINATION. The Board may alter, amend, suspend or terminate this Plan, provided that no such action shall deprive an optionee, without his consent, of any option granted to the optionee pursuant to this Plan or of any of his rights under such option. Except as herein provided, no such action of the Board, unless taken with the approval of the stockholders of the Company, may:

               (a) increase the maximum number of shares for which options granted under this Plan may be exercised;

               (b)  Reduce the minimum permissible exercise price;

               (c)  Extend the ten-year duration of this Plan set forth herein;
               or

               (d) alter the class of individuals eligible to receive options under the Plan.